UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Asian Financial, Inc.

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ASIAN FINANCIAL, INC.
No. 3 Jinyuan Road
Daxing Industrial Development Zone
Beijing 102600, People’s Republic of China
Tel: +8610-6021-2222
October 13, 2009
Dear Shareholder:
We recently mailed to you proxy materials in connection with our upcoming Annual Meeting of Shareholders (the “Annual Meeting”) to be held on October 15, 2009. Our proposed Amended and Restated Articles of Incorporation (the “Amended Articles”) attached as Appendix A in the definitive proxy statement that was included in the mailing of proxy materials omitted the number and class of shares that we will have the authority to issue pursuant to the Amended Articles. The number and class of shares that we will have authority to issue will be identical to the number and class of shares provided for in our current Articles of Incorporation. Therefore, the Amended Articles will not provide for any change in the number of authorized shares or classes of shares that we will have the authority to issue.
In the interest of providing you complete information, attached is a corrected copy of Appendix A that includes the number and class of shares that we will have the authority to issue.

Sincerely,

Wenhua Guo
Chairman

APPENDIX A

Amended and Restated Articles of Incorporation

THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
DUOYUAN PRINTING, INC.

Article 1.	Name of Corporation: Duoyuan Printing, Inc.

Article 2.	Registered agent name: Pioneer Corporate Services.

Article 3.	Address of Registered Agent: 214 W. Lincolnway Suite 23, Cheyenne, Wyoming 82001.

Article 4.	The mailing address where correspondence and annual report forms can be sent: c/o Karpan & White P.C., 214 W. Lincolnway Suite 25, Cheyenne, WY 82001.

Article 5.	Number and class of shares the Corporation will have authority to issue:

100,000,000 shares of Common stock and 1,000,000 shares of Blank Check Preferred stock.

Number and class of shares which are entitled to receive the net assets upon dissolution:

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for any payment of the debts and other liabilities of the Corporation, and subject to the preferential or other rights (if any) of the holders of shares of Preferred Shares in respect thereof, the holders of Common Shares shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of Common Shares held by them. For purposes of this Article, a liquidation, dissolution or winding-up of the Corporation shall not be deemed to be occasioned by or to include: (a) any consolidation or merger of the Corporation with or into another corporation or other entity or (b) a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

Article 6.	Director Liability: To the fullest extent now or hereafter permitted by the Wyoming Business Corporation Act, no person who is or was a director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except liability for:

A) Receipt of a financial benefit to which he is not entitled;

B) An intentional infliction of harm on the corporation or its shareholders;

C) A violation of W.S. 17-16-833 which relates to unlawful distributions;

D) An intentional violation of criminal law.

No amendment to or repeal of this Article 6 shall apply to or have any effect on the liability of any director for or with respect to acts or omissions occurring prior to such amendment or repeal.

Article 7.	Indemnification of Directors: The Corporation may indemnify a director for liability as defined in W.S. 17-16-850(a)(v) for liability to any person for any action taken or failure to take any action as a director except liability for:

A) Receipt of a financial benefit to which he is not entitled;

B) An intentional infliction of harm on the Corporation or its shareholders;

C) A violation of W.S. 17-16-833 which relates to unlawful distributions;

D) An intentional violation of criminal law.

Article 8.	Shareholders may only remove directors for cause.

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Article 9.	Vote Requirement for Action Without Meeting: Any action required or permitted by the Wyoming Business Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting, and without prior notice, if consents in writing setting forth the action as taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.

Article 10.	A special shareholders’ meeting may be called by the board of directors at any time. If the holders of twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at a proposed special meeting sign and deliver one (1) or more written demands for the meeting, then a special shareholders’ meeting may be held.

Article 11.	The Board of Directors is expressly authorized and empowered to adopt, alter, amend or repeal the Bylaws, but only by the affirmative vote of a majority of directors then in office.

Article 12.	The Corporation shall indemnify, to the fullest extent permitted by the Wyoming Business Corporation Act, as amended, and pursuant to the Bylaws, each person who is or was a director or officer of the Corporation, and may indemnify each employee and agent of the Corporation and all other persons whom the Corporation is authorized to indemnify under the provisions of the Wyoming Business Corporation Act, from and against all expenses, liabilities or other matters arising out of or in any way related to their status as such or their acts, omissions or services rendered in such capacities.

Article 13.	The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

These amendments were adopted at the annual shareholders’ meeting held on                     .

The number of Common Shares indisputably represented at the meeting was                     .

The vote for and against the amendments to the Articles of Incorporation and abstentions were:

For	Against	Abstain

This vote was sufficient for approval by the shareholders.

DATED THIS       day of                , 2009.

Chairman of the Board of
Directors
ATTEST:

Chief Executive Officer

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